Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Second Amended and Restated 2014 Omnibus Equity Award Plan of HC2 Holdings, Inc. of our report dated November 24, 2017, with respect to the combined and carve-out financial statements of the trenching and cable laying business of Fugro N.V. (“Furrow”), included in HC2 Holdings, Inc.’s Current Report on Form 8-K/A dated December 19, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Accountants LLP
Amsterdam, the Netherlands
May 3, 2018